Exhibit 10.1

SUBURBAN PROPANE PARTNERS, L.P.

2022 PHANTOM EQUITY PLAN

EFFECTIVE NOVEMBER 8, 2022

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing an incentive to certain selected employees of the Partnership, or any of its Affiliates, and elected Supervisors of the Partnership, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s, or its Affiliates’, business enterprises in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership, or any of its Affiliates, in the form of rights to receive cash payments based on their Awards (as hereinafter defined).

This Plan, in the form set forth herein, is effective as of the Effective Date (as defined below) and was approved by Committee at their November 8, 2022 meeting.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an Agreement, capitalized terms shall have the following meanings:

2.1 “Affiliate” shall mean any corporation, partnership, limited liability company, or other entity that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Partnership. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

2.2 “Agreement” shall mean a special arrangement, agreed to in writing with the Grantee, which deviates from the terms and conditions of this Plan document.

2.3 “Award” shall mean a grant of Phantom Equity, expressed (analogously to the Partnership’s Common Units) on the Grant Date as a specific quantity of Phantom Units, payable solely in cash and awarded pursuant to the terms of this Plan and any applicable Agreement.

2.4 “Beneficiary” shall mean a Grantee’s Beneficiary pursuant to Article VIII.

2.5 “Board” shall mean the Board of Supervisors of the Partnership.

2.6 “Cause” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership, (a) the Grantee’s gross negligence or willful misconduct in the performance of their duties for the Partnership or any of its Affiliates, (b) the Grantee’s willful or grossly negligent failure to perform their duties for the Partnership or any of its Affiliates, (c) the breach by the Grantee of any written covenants in any agreement between the Grantee and the Partnership or any of its Affiliates, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts their ability to engage in the business conducted by the Partnership or any of its Affiliates, or (e) willful or reckless breach by the Grantee of any policy adopted by the Partnership or any of its Affiliates, concerning conflicts of interest, standards of business conduct, ethics, anti-harassment, anti-retaliation, fair employment practices or compliance with applicable law.

2.7 “Change in Capitalization” shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise; in each case provided that such increase, reduction or other change does not occur in connection with a Change of Control.

2.8 “Change of Control” shall mean:

(a) the date (which must be a date subsequent to the Effective Date) on which any Person (including the Partnership’s general partner) or More than One Person Acting as a Group (other than the Partnership and/or its Affiliates) acquires, during the 12 month period ending on the date of the most recent acquisition, Common Units or other voting equity interests eligible to vote for the election of Supervisors (or of any entity, including the Partnership’s general partner, that has the same authority as the Board to manage the affairs of the Partnership) (“Voting Securities”) representing thirty percent (30%) or more of the combined voting power of the Partnership’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which have been acquired in a “Non-Control Acquisition” shall be excluded from the numerator. A “Non-Control Acquisition” shall mean an acquisition of Voting Securities (x) by the Partnership, any of its Affiliates and/or an employee benefit plan (or a trust forming a part thereof) maintained by any one or more of them, or (y) in connection with a “Non-Control Transaction;” or

(b) the date of the consummation of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger, consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Affiliate, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Affiliate, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Voting Securities of the Partnership), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding Voting Securities; or (y) the sale or other disposition of forty percent (40%) of the total gross fair market value of all the assets of the Partnership to any Person or More than One Person Acting as a Group (other than a transfer to an Affiliate). For this purpose, gross fair market value means the value of the assets of the Partnership, or the value of the assets being disposed of, determined without regard to any liability associated with such assets. A transaction described in clause (A) or (B) of subsection (x) hereof shall be referred to as a “Non-Control Transaction;” or

(c) the date a majority of the members of the Board is replaced during any twelve-month period by the action of the Board taken when a majority of the Supervisors who are then members of the Board are not Continuing Supervisors (for purposes of this section, the term “Continuing Supervisor” means a Supervisor who was either (A)

first elected or appointed as a Supervisor prior to the Effective Date; or (B) subsequently elected or appointed as a Supervisor if such Supervisor was nominated or appointed by at least a majority of the then Continuing Supervisors).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur. In addition, so long as Section 409A of the Code remains in effect and provided that an Award is a Section 409A Covered Award (as defined under Section 10.2 of the Plan), notwithstanding anything herein to the contrary, none of the foregoing events shall be deemed to be a “Change of Control” with respect to any such Award unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor to the Internal Revenue Code of 1986. Any reference to a section of the Code shall also apply to any successor provision thereto.

2.10 “Committee” shall mean the Compensation Committee of the Board.

2.11 “Common Units” shall mean the common units representing limited partnership interests of the Partnership.

2.12 “Cure Period” shall mean the thirty-day period, following receipt by the Vice President of Human Resources (or an acting equivalent) of a notification by a Grantee that a Good Reason event has occurred, during which the Partnership has the option of rectifying the Good Reason event.

2.13 “Disability” shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability policy then in effect, or as otherwise determined by the Committee.

2.14 “Effective Date” shall mean November 8, 2022.

2.15 “Fair Market Value” per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Committee in good faith. For the avoidance of doubt, the Fair Market Value shall be the average of the highest and lowest trading prices of Common Units on the trading date immediately preceding the vesting date.

2.16 “Good Reason” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership, (a) any failure by the Partnership or any of its Affiliates to comply in any material respect with the material base compensation provisions of a written employment agreement between the Grantee and the Partnership, if any, (b) a material adverse change in the Grantee’s title without their consent, or (c) the assignment to the Grantee, without their consent, of duties and responsibilities materially inconsistent with their authority, duties, or responsibilities. For purposes of this provision and Section 5.2, a Grantee may terminate their employment with the Partnership or any of its Affiliates for Good Reason only if such termination occurs within ninety days following the date of the Good Reason event.

2.17 “Grantee” shall mean an employee of the Partnership or any of its Affiliates or Supervisor to whom an Award has been granted under the Plan.

2.18 “Grant Date” shall mean November 15th following the fiscal year in which the Award was granted, unless otherwise specified in an Agreement.

2.19 “More than one Person Acting as a Group” has the same meaning as set forth in Treasury Regulation 1.409A-3(i)(5)(v)(B).

2.20 “Partnership” shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

2.21 “Person” shall mean a natural person or any entity and shall include two or more Persons acting as a partnership, limited partnership, limited liability company, syndicate, or other group.

2.22 “Phantom Equity” shall mean a quantity of Phantom Units determined in accord with the annual requirements set forth by the Committee for a Grantee to earn Phantom Equity.

2.23 “Phantom Unit” shall mean a notional, unfunded amount determined in accord with annual requirements set forth by the Committee, payable solely in cash upon vesting.

2.24 “Plan” shall mean this Suburban Propane Partners, L.P. 2022 Phantom Equity Plan.

2.25 “Retirement” shall mean voluntary termination of employment by a Grantee who has attained age 55 and who has been employed by the Partnership, its predecessors, or any of its Affiliates, or its predecessors for 10 years or more, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership or any of its Affiliates then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or any of its Affiliates.

2.26 “Supervisor” shall mean any member of the Board that is not an employee of the Partnership or any of its Affiliates.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from their own willful misfeasance, gross negligence or reckless disregard of their duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder. The Committee shall have the power, from time to time to:

(a)	select those Grantees to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

(b)	make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)

construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership and its respective Affiliates, the Grantees and all other persons having any interest therein;

(d)	exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e)	generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership and its Affiliates with respect to the Plan.

ARTICLE IV

PHANTOM EQUITY AWARDS

4.1 Time Vesting Grants. Awards shall be granted in accordance with annual criteria set forth by the Committee.

4.2 Forfeiture. A Grantee’s rights with respect to any Award shall remain forfeitable at all times prior to the date on which such Award becomes vested in accordance with the terms of the Plan and the applicable Agreement, if any.

4.3 Vesting Schedule. Awards made pursuant to Section 4.1 shall vest and become non-forfeitable, subject to Section 5.4, and unless otherwise determined by the Committee in its sole discretion (at the time of Award in an Agreement or otherwise), (a) at a rate of 1/3 (one third) on the first anniversary of the Grant Date of the applicable Award, a second 1/3 (one third) on the second anniversary of the Grant Date of the applicable Award, and a final 1/3 (one third) on the third anniversary of the Grant Date of the applicable Award, provided that the Grantee is employed on each such date (the “minimum vesting schedule”), or (b) by reason of death or Disability as set forth in Section 5.3. Notwithstanding the provisions of the Plan, the Committee may in its sole discretion grant Awards that are not subject to the minimum vesting schedule.

4.4 Other Grants. Notwithstanding anything else herein to the contrary but expressly subject to Section 4.3, the Committee may grant Awards on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in an Agreement which specifies terms that differ from the normative provisions of this Plan.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1 Change of Control. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all Awards outstanding hereunder shall, to extent not already vested in accordance with Article IV or this Article V, immediately vest in full (unless otherwise set forth in the terms of the applicable Agreement) and will be distributed as a cash payment equal to the higher of (i) the change in control price (i.e., the amount paid in the transaction), and (ii) the average of the highest and lowest trading prices of Common Units on the trading day immediately preceding the date of the Change in Control.

5.2 Forfeiture. Subject to Section 5.3 or Section 5.4, and unless otherwise provided in an Agreement, any and all Awards that have not become vested shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment or service with the Partnership or any of its Affiliates for any reason; provided, however, that in the event that a Grantee’s employment by the Partnership or any of its Affiliates or service relationship to the Partnership or any of its Affiliates was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of Awards shall be treated as occurring by reason of such termination and the Awards shall vest and will be paid, as of the date of the Change of Control in accordance with Section 5.1. As a condition precedent for such vesting to occur when the Grantee terminated employment or service for Good Reason within six months prior to a Change of Control, prior to such termination the Grantee must have both (a) notified the Partnership’s Vice President of Human Resources (or if there be no such person, the then highest ranking member of the Partnership’s Human Resources Department) of the Good Reason event by certified mail or overnight courier within sixty days following the date of such event and (b) allowed a Cure Period following the date of such notice but the event was not rectified by the Partnership prior to the expiration of such Cure Period.

5.3 Disability or Death. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s active employment or service relationship terminates as a result of Disability, the Awards held by such Grantee on the date the Grantee’s eligibility for active health and welfare benefits terminates shall vest and be distributed on the day following the date of vesting; provided, that such Awards will be paid, in accordance with Article VI, upon the earlier of (i) March 15th of the calendar year following the occurrence of such Disability, or (ii) the end of the calendar year in which Award vests. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment or service relationship terminates as a result of death, all Awards held by such Grantee on the date of Grantee’s death shall vest and be paid to Grantee’s estate as soon as is practical after the date of vesting; provided, that such Awards will be paid, in accordance with Article VI, upon the earlier of (i) March 15th of the calendar year following the calendar year following the occurrence of such death, or (ii) the end of the calendar year in which the Award vests. For the avoidance of doubt, in the case of Disability or Death, all unvested Awards held by such Grantees shall vest six months and one day after the date on which Disability or Death occurred. Such payments arising from the Disability or Death of a Grantee shall be equal to the average of the highest and lowest trading prices of Common Units on the trading date immediately preceding the six months and one day anniversary of the date of Disability or Death.

5.4 Retirement. Notwithstanding the provisions of Section 5.2, unless, subject to Section 5.3, otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Retirement, the Awards held by such Grantee which were awarded to Grantee more than twelve months prior to the effective date of such Retirement shall vest and be paid as soon as is practical following the date of vesting, which shall be six months and one day following the date of Retirement; provided, that such Awards will be paid, in accordance with Article VI, upon the earlier of (i) March 15th of the calendar year following the occurrence of such Retirement, or (ii) the end of the calendar year in which the Award vests. For the avoidance of doubt, payments that arise as a result of retirement shall be equal to the average of the highest and lowest trading prices of Common Units on the trading date immediately preceding the six months and one day anniversary of the date an eligible Grantee’ Retirement occurred multiplied by the quantity of unvested Phantom Units held by the Grantee for more than twelve months prior to his or her Retirement date. Payments shall be made as soon as possible after the vesting date of such Awards.

5.5 Recoupment Policy. Notwithstanding anything in this Plan to the contrary, Awards granted under the Plan shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, as amended from time to time, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require cancellation of any vested or unvested Awards granted under the Plan to that Grantee. This Section 5.5 shall be interpreted and administered in accordance with the Policy as in effect from time to time.

ARTICLE VI

PAYMENT UPON VESTING

6.1 Payment. Upon vesting of an Award granted under the Plan pursuant to Article IV and Article V of the Plan, or a portion thereof, the Grantee will be eligible to receive a cash payment equal to the quantity of their vested Phantom Units multiplied by the Fair Market Value of the Partnership’s Common Units on the date such Phantom Units became vested. The cash payment will be made as soon as possible after the vesting date.

6.2 Withholding of Taxes. At such time(s) as a Grantee recognizes income for purposes of income, employment, or other tax liability, the Partnership or its applicable Affiliate shall withhold an amount equal to the federal, state and local taxes and other amounts as may be required by law to be withheld by the Partnership (with the exception of payments to non-employee Supervisors, for which no withholding shall apply unless otherwise required by applicable law). The Grantee shall be solely responsible for any and all tax liability incurred in connection with the Award, except for the Partnership’s share of employment taxes solely to the extent applicable.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1 If there is a Change in Capitalization, a Grantee of an Award may be entitled to an adjusted quantity of Phantom Equity. All such adjustments shall be determined by the Committee in its sole discretion and the Committee’s decision regarding any adjustments shall be considered final.

ARTICLE VIII

BENEFICIARIES

8.1 A Grantee may at any time and from time to time prior to death designate one or more “Beneficiaries” to receive any payments to be made following the Grantee’s death. If no such designation is on file with the Partnership or Affiliate at the time of a Grantee’s death, the Grantee’s Beneficiary shall be the beneficiary or beneficiaries named in the Beneficiary designation most recently filed by the Grantee with the Partnership or Affiliate. If the Grantee has not effectively designated a Beneficiary, or if no Beneficiary so designated has survived the Grantee, the Grantee’s Beneficiary shall be the Grantee’s surviving spouse, or, if no spouse has survived the Grantee, the estate of the deceased Grantee. If an individual Beneficiary cannot be located for a period of one year following the Grantee’s death, despite mail notification to the Beneficiary’s last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Committee, the Beneficiary shall be deemed to have predeceased the Grantee. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Grantee as the Committee may consider to be appropriate. The Committee may rely upon any direction by the legal representatives of the estate of a deceased Grantee, without liability to any other person. If a Grantee has designated their spouse as Beneficiary, upon entry of a judgment of divorce (or other evidence of formal dissolution of the marriage) the designation of the spouse as Beneficiary will be deemed to have been revoked, unless the Grantee reaffirms such designation thereafter.

ARTICLE IX

TERMINATION AND AMENDMENT OF THE PLAN

9.1. The Plan shall terminate by its terms on the day preceding the tenth (10th) anniversary of the Effective Date of this Plan as originally adopted and no Award may be granted thereafter. The previous sentence notwithstanding, the Board may, at any time and from time to time, amend, terminate, modify or suspend the Plan; provided, however, that, subject to Article X, no such amendment, modification, suspension or termination shall impair or adversely affect any Award under the Plan, except with the consent of the Grantee.

9.2. The Committee may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority. Any amounts payable under the Plan in connection with a termination of the Plan shall either be made at the time otherwise provided herein or, in the Committee’s sole discretion, upon an earlier date to the extent permitted under Section 409A of the Code.

ARTICLE X

CODE SECTION 409A

10.1 Although the Partnership makes no guarantee with respect to the tax treatment of payments hereunder, the Plan is intended to comply with, or be exempt from, Section 409A of the Code and to the maximum extent permitted the Plan shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Partnership reserves the right to amend the provisions of the Plan at any time and in any manner without the consent of Grantee s solely to comply with the requirements of Section 409A of the Code and to avoid the imposition of an excise tax under Section 409A of the Code on any payment to be made hereunder. In no event whatsoever shall the Partnership be liable for any additional tax, interest or penalty that may be imposed on a Grantee by Section 409A of the Code or any damages for failing to comply with or be exempt from Section 409A of the Code.

10.2 To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A of the Code. In no event shall the Partnership, its Affiliates, or their respective advisors, agents, lawyers, representatives, or successors be liable for any additional tax, interest or penalties that may be imposed on a Grantee by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Grantee’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or an Agreement, to the extent applicable, if the Grantee is deemed on the date of the Grantee’s termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Partnership from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Grantee’s separation from service, and (ii) the date of the Grantee’s death. All payments delayed pursuant to this Section 9.2 shall be paid to the Grantee on the first day of the seventh month following the date of the Grantee’s separation from service or, if earlier, on the date of the Grantee’s death.

(b) For purposes of Section 409A of the Code, a Grantee’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(c) Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Partnership.

ARTICLE XI

MISCELLANEOUS

11.1 Non-Exclusivity of the Plan. The adoption of the Plan by the Committee shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable.

11.2 Limitation of Liability. As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to Awards except as specifically provided in the Plan or an Agreement;

(c)	limit in any way the right of the Partnership or any of its respective Affiliates to terminate the employment of any person at any time; or

(d)

be evidence of any agreement or understanding, express or implied, that the Partnership or any of its respective Affiliates will employ any person at any particular rate of compensation or for any particular period of time.

11.3 Unfunded Plan. Neither the Partnership nor any of its respective Affiliates, shall be required to segregate any assets that may at any time be represented by Phantom Equity made pursuant to the Plan. The Plan is an unfunded plan for incentive and deferred compensation. With respect to any payments to which a Grantee or their Beneficiary has a fixed and vested interest, but which are not yet made by the Partnership, nothing contained herein shall give any Grantee or their Beneficiary any rights that are greater than those of a general unsecured creditor of the Partnership.

11.4 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Partnership or its respective Affiliates. The Awards constitute a special incentive payment to the Grantee and shall not be considered as compensation for purposes of any of the employee benefit plans of the Partnership or its respective Affiliates except as may be determined by the Committee. In no event shall an Award made under the Plan entitle a Grantee to receive Common Units in respect of such Award.

11.5 Governing Law. This Plan, and any Awards thereunder, and the rights of all persons claiming hereunder shall be construed and determined in accordance with laws of the State of New Jersey without giving effect to conflicts of law principles.

11.6 Construction of the Plan. The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and vice versa.

11.7 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability of said provision shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

11.8 Non-Exclusivity. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

11.9 No Guarantee of Value. There is no established market for the Awards and it is not anticipated that there will be any public market for the Awards in the foreseeable future and, accordingly, that it may not be possible for a Grantee to liquidate a Grantee’s Award in case of an emergency, if at all. Neither the Partnership nor any of its respective Affiliates guarantee the current or future value of the Award.